Exhibit 23(a)


                           Consent of Independent Auditors


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CompuMed, Inc. 1992 Stock Option Plan of our report dated December 5, 1994, except for Note J as to which the date is December 29, 1994, with respect to the consolidated financial statements of CompuMed, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


          Los Angeles, California                     /s/ Ernst & Young LLP
          October 12, 1995